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                                                                     EXHIBIT 5.1

                         [Latham & Watkins Letterhead]

                                  May 12, 2000


Greenwood Trust Company, as Originator
  of Discover Card Master Trust I
12 Read's Way
New Castle, Delaware 19720

                      Re:      Discover Card Master Trust I,
                               Registration Statement on Form S-3

Ladies and Gentlemen:

                  At your request, we have examined the above-captioned Registration Statement on Form S-3, together with the exhibits thereto (the "Registration Statement"), to be filed by you and the Discover Card Master Trust I (the "Trust"), registering credit card pass-through certificates representing undivided interests in the Trust. The certificates of a particular series will be issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of October 1, 1993, which is incorporated by reference to Exhibit 4.1 of your Registration Statement on Form S-1 (Registration No. 33-71502), as amended by the First Amendment to the Pooling and Servicing Agreement, dated as of August 15, 1994, which is incorporated by reference to Exhibit 4.2 of the Trust's Current Report on Form 8-K dated August 1, 1995, by the Second Amendment to the Pooling and Servicing Agreement, dated as of February 29, 1996, which is incorporated by reference to Exhibit 4.4 of the Trust's Current Report on Form 8-K dated April 30, 1996, by the Third Amendment to the Pooling and Servicing Agreement, dated as of March 30, 1998, which is incorporated by reference to Exhibit 4.1(d) of the Trust's Registration Statement on Form 8-A filed on April 13, 1998, and by the Fourth Amendment to the Pooling and Servicing Agreement, dated as of November 30, 1998, which is incorporated by reference to Exhibit 4.1 of the Trust's Current Report on Form 8-K dated

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LATHAM & WATKINS

Greenwood Trust Company
May 12, 2000
Page 2


November 30, 1998, and as supplemented by a related Series Supplement (the "Series Supplement"), a copy of the form of which is included as Exhibit 4.4 to the Registration Statement and the specific terms of which are summarized in the prospectus to be included therein, each by and between Greenwood as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee. We are familiar with the proceedings taken and to be taken by Greenwood as originator of the Trust in connection with the authorization of the issuance and sale of certificates, and have examined such documents and such questions of law and fact as we have deemed necessary in order to express the opinion hereinafter stated.

                   We are opining herein as to the effect on the subject transactions of only United States federal law and the laws of the State of New York, and we express no opinion with respect to the applicability thereto or the effect thereon of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.

                  Based on the foregoing, and subject to the proposed additional proceedings being taken as now contemplated prior to the issuance of a particular series of certificates and the terms of the particular series of certificates being otherwise in compliance with then applicable law, we are of the opinion, as of the date hereof, that the certificates of a particular series, upon issuance and sale thereof in the manner described in the Registration Statement and as provided in the Pooling and Servicing Agreement and a related Series Supplement, will be validly issued, fully paid and nonassessable, and enforceable in accordance with their terms and entitled to the benefits of the Pooling and Servicing Agreement and the related Series Supplement, except as the same may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors, and (ii) general principles of equity (whether enforcement is considered in a proceeding at law or in equity) and by the discretion of the court before which any proceeding therefor may be brought.

                  We hereby consent to the filing of (i) this opinion and (ii) the opinion to be filed as Exhibit 8.1 to the Registration Statement and to the reference to our firm in the prospectus to be included therein under the captions "Legal Matters," "Federal Income Tax Consequences," "State Tax Consequences" and "The Seller -- Insolvency Related Matters."



                                           Very truly yours,

                                           /s/ Latham & Watkins